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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) September 11, 1996
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                                   CD RADIO INC.
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               (Exact Name of Registrant as Specified in Charter)


                                     Delaware
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                 (State or Other Jurisdiction of Incorporation)



        0-24710                                       52-1700207
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(Commission File Number)                   (IRS Employer Identification No.)


Sixth Floor, 1001 22nd Street, N.W.
Washington, D.C.                                                    20037
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code  (202) 296-6192
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         (Former Name or Former Address, if Changed Since Last Report)





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                           Exhibit Index is on Page 4





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ITEM 5.  OTHER EVENTS.

         Reference is made to the discussion in Item 1 of Part I of the Report on Form 10-K of CD Radio, Inc. (the "Company") for the year ended December 31, 1995 (the "10-K Report") under the headings "Business-Government Regulation" and "Business-Risk Factors-Government Regulation, No Assurance of FCC License," and in Item 5 of Part II of the Company's Report of Form 10-Q for the quarter ended June 30, 1996 (the "10-Q Report").

         The Company has applied to the Federal Communications Commission (the "FCC") for a license (the "FCC License") to construct, launch and operate satellites to provide Digital Audio Radio Service ("DARS"). In the Fall of 1992, the FCC called for license applications from any parties other than the Company who might be interested in being licensed to provide a satellite radio service. The cutoff date for these applications was December 15, 1992. Five other applicants filed applications by that deadline, of which two have subsequently withdrawn their applications, leaving the Company and three other applicants. Under the spectrum plan proposed by the Company and the plans of two other applicants, the spectrum allocated for satellite radio service would be large enough to accommodate all four systems, and the Company is one of four remaining applicants for such spectrum. However, under one other applicant's original proposal, only two systems could be accommodated. More recently, that applicant has notified the FCC that its system could share the spectrum with all of the other applicants. Notwithstanding the express interests of the applicants, the press has reported, and the Company now believes, that the FCC is likely to award only two FCC Licenses.

         Assuming the FCC will award only two FCC Licenses, the Company anticipates that there would be two ways in which the Company could receive the FCC License it requires: (i) by being granted a Pioneer's Preference by the FCC; or (ii) by being one of the winning bidders in a competitive open auction designed and implemented by the FCC and competitively bid upon by the four applicants.

         On July 30, 1991 the Company filed a request for a Pioneer's Preference and on January 23, 1992 and June 2, 1993, filed supplements to that request. Pioneer's Preferences have been awarded in the past by the FCC to certain companies who, based on their pioneering research, unique technological developmental efforts or some other similar determining factors, were deemed worthy of receiving a license as a reward for their efforts. If the Company's request is granted, a Pioneer's Preference would give the Company an exclusive right to an FCC License without having to bid in an auction. If the FCC decides to auction the FCC licenses designated for DARS, the grantee of

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any Pioneer's Preference is expected to be entitled to a license upon payment of approximately the price paid by the successful bidder at an auction for a comparable license, although it is possible that some discounted purchase price may be made available. The FCC could award as many Pioneer's Preferences as it decided were warranted, but it is not obligated to award any Pioneer's Preferences. It is possible that the Company will not be awarded a Pioneer's Preference and that a competitor of the Company will be awarded a Pioneer's Preference.

         The Company believes that the FCC is likely to indicate whether a Pioneer's Preference will be made available to the Company or a competitor as soon as early October 1996 when the review process described below is completed. The press has reported that in May 1996, the FCC was preparing to provide for the award to the Company of a satellite radio broadcasting license through a Pioneer's Preference. However, some members of Congress raised questions about the license allocation process and to date a Pioneer's Preference has not been granted. In June 1996, certain members of Congress publicly questioned whether the Company should receive a Pioneer's Preference without the FCC's action being subject to peer review. The Company understands that in late August 1996, the FCC's staff appointed an independent review panel and requested the panelists to submit their written recommendations to the staff by September 23 1996, and the Company believes that the FCC's determination as to whether the Company will receive a Pioneer's Preference license will be made some time thereafter. The two most likely outcomes anticipated by the Company are (i) the Company receives a Pioneer's Preference, and the date and ground-rules for a competitive auction process applicable to the three remaining applicants for one other FCC License are determined; or
(ii) the Company does not receive a Pioneer's Preference, and the date and ground-rules for an FCC competitive auction process applicable to the four applicants for two designated FCC Licenses is determined. There can be no assurance, however, that the panel will report at the time requested by the FCC, that the FCC will act promptly after receiving the panel's recommendations, or that any action by the FCC would provide for one of the two alternatives anticipated by the Company or specify a date and ground-rules for an auction, or that the FCC will follow the recommendations of the panel.

         Competitive auction procedures for determination of a winning bidder or bidders for FCC licenses have not been determined, but the Company believes it is probable that only the four existing applicants would be allowed to bid.

         This report contains forward-looking statements concerning the Company's expectations with respect to FCC actions relating to the process, timing and terms upon which FCC Licenses





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will be awarded.  These statements reflect the Company's judgments based on the
Company's interpretation of information available to it and upon past actions of the FCC in matters considered by the Company to be similar to the award of the FCC Licenses. However, the FCC has broad discretion in licensing matters, and could adopt procedures and schedules or award licenses on terms which vary from those described herein. Further, actions of the FCC are subject to judicial review. Reference is made to the information set forth under the headings "Business-Government Regulation" and "Business-Risk Factors" in Item 1 of Part I of the 10-K Report and in Item 5 of Part II of the 10-Q Report for discussion of other factors which could cause actual events to differ from those anticipated by the Company. Accordingly, no assurance can be given that the actual process, timing and terms of the award of an FCC License or Licenses or the structure of the auction will conform to the Company's expectations as set forth herein, or that the Company will receive an FCC License.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  CD RADIO INC.



      September 11, 1996          By  /s/ Lawrence F. Gilberti
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         Date                       Lawrence F. Gilberti
                                    Secretary and Director





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